Exhibit 99.1

DMRJ Extends Implant Sciences Credit Line

Fund manager cites new market penetration and increased order visibility

Wilmington, MA – September 30, 2010 - Implant Sciences Corporation (OTCQB:IMSC) (OTCPK:IMSC), a high technology supplier of systems and sensors for homeland security and defense markets, today announced that it has renegotiated its credit agreements with its senior secured investor, DMRJ Group LLC.

DMRJ has agreed to extend the maturity of all Implant Sciences indebtedness from September 30, 2010 to March 31, 2011.

DMRJ Managing Director, Daniel Small, commented, “We are very pleased with the progress demonstrated by Implant Sciences in the last year. The Company has increased order visibility and penetrated new markets, growing revenue opportunities substantially. Recent wins in India and China and progress in the U.S. market signifies that the Company is having success in the largest markets for explosives detection technology in the world.  The impact of recent hires and a strong product development plan provide a sound foundation for the future success of the Company.  We are delighted to be a part of the growth formula for Implant Sciences.”

Implant Sciences CEO, Glenn Bolduc, added, “Our ability to extend our credit line is a significant vote of confidence for the work the management team has done and our plan for growing the Company. Our backlog is strong, business in our existing markets remains brisk, and we are seeing activity in a growing number of countries worldwide as a result of our recent expansion of the sales team. We believe Implant Sciences is now better positioned for success than at any time in recent history.”

About Implant Sciences

Implant Sciences develops, manufactures and sells sophisticated sensors and systems for Security, Safety, and Defense (SS&D) markets. The Company has developed proprietary technologies used in its commercial explosive trace detection systems which ship to a growing number of locations domestically and internationally. Implant Sciences’ QS-H100 and QS-H150 Portable Explosives Detectors have been Designated as Qualified Anti-Terrorism Technology by the U.S. Department of Homeland Security under the Support Anti-terrorism by Fostering Effective Technology Act of 2002 (the SAFETY Act). For further details on the Company and its products, please visit the Company's website at www.implantsciences.com

Safe Harbor Statement

This press release may contain certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s current expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the forward-looking statements. Such risks and uncertainties include, but are not limited to, the risks that we will be required to repay all of our indebtedness to our secured lender, DMRJ Group by March 31, 2011; if we are unable to satisfy our obligations to DMRJ and to raise additional capital to fund operations, DMRJ may seize our assets and our business may fail; we continue to incur substantial operating losses and may never be profitable; the risks that our explosives detection products and technologies (including any new products we may develop) may not be accepted by governments or by other law enforcement agencies or commercial consumers of security products; economic, political and other risks associated with international sales and operations could adversely affect our sales; our business is subject to intense competition and rapid technological change; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including its most recent Forms 10-K, 10-Q and 8-K. Such statements are based on management's current expectations and assumptions which could differ materially from the forward-looking statements.

Contact:

Implant Sciences Corporation
Company Contact:
Glenn Bolduc, CEO
978-752-1700
gbolduc@implantsciences.com

or

Investor Contact:
Laurel Moody
646-810-0608
lmoody@corporateprofile.com